                          REGISTRATION RIGHTS AGREEMENT



                  THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of this 1st day of February, 2000, by and between Uproar Inc., a Delaware corporation (the "Company"), and Trans Cosmos USA Inc., a Washington corporation (the "Purchaser").

                                 R E C I T A L S

                  WHEREAS, the Company and the Purchaser are parties to the Common Stock Purchase Agreement of even date herewith (the "Purchase Agreement"); and

                  WHEREAS, in order to induce the Purchaser to enter into the Purchase Agreement, the Purchaser and the Company hereby agree that this Agreement shall govern the rights of the Purchaser to cause the Company to register shares of Common Stock issuable to the Purchaser and certain other matters as set forth herein.

                  NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. Registration Rights. The Company covenants and agrees as follows:


         1.1. Definitions. For purposes of this Agreement:


         (a) The term "Affiliate" of the Purchaser shall mean an entity that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the Purchaser. For purposes of this definition, an entity shall be deemed to control another entity if such first entity possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second entity, whether through the ownership of voting securities, by contract or otherwise.

         (b) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 1.11 hereof.

         (c) The term "Initial Public Offering" means the closing of the first sale of securities pursuant to an effective registration statement filed by the Company under the Securities Act in connection with a firm commitment underwritten offering of its securities to the general public.

         (d) The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

         (d) The term "Permitted Transferee" means an Affiliate of the Purchaser.

         (e) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

         (f) The term "Registrable Securities" means the Common Stock sold and issued to the Purchaser pursuant to the Purchase Agreement.

         (g) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are Registrable Securities.

         (h) The term "SEC" means the Securities and Exchange Commission.

         (i) The term "Securities Act" means the Securities Act of 1933, as amended.

         1.2. Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than an Initial Public Offering or a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a Rule 145 transaction), the Company shall, at such time, promptly give each Holder at least ten (10) days written notice of such registration. Upon the written request of each Holder given within ten (10) days after mailing of such notice by the Company in accordance with Section 2.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

         1.3. Form S-3 Registration. In case the Company shall receive from the Purchaser a written request that the Company effect a registration on Form S-3 or a comparable form ("Form S-3") with respect to the Registrable Securities owned by the Purchaser, the Company will:

         (a) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Purchaser's Registrable Securities as are specified in such request; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.3: (1) if Form S-3 is not available for such offering by the Purchaser; (2) if the Purchaser proposes to sell the Registrable Securities at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $2,000,000; (3) if the Company shall furnish the Purchaser a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Purchaser under this Section 1.3, provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; (4) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (5) after the Company has effected two (2) registrations pursuant to this Section 1.3 and such registrations have been declared effective.

         (b) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities as soon as practicable after receipt of the request of the Purchaser.

         1.4. Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

         (a) Use its reasonable best efforts to prepare and file with the SEC a registration statement with respect to such Registrable Securities and use reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to the earlier of one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed.

         (b) Use its reasonable best efforts to prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

         (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

         (d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

         (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

         (f) Use its reasonable best efforts to cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

         1.5. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company in writing such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be requested by the Company in order to effect the registration of such Holder's Registrable Securities.

         1.6. Expenses of Registration. All reasonable expenses (other than underwriting discounts and commissions and fees and disbursements of counsel for the selling Holders) incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company.

         1.7. Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.2 to include any of the Holders' securities in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders). For purposes of the preceding parenthetical concerning apportionment, for any selling Holder that is a holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, shall be deemed to be a single "selling Holder," and any pro rata reduction with respect to such "selling Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling Holder," as defined in this sentence.

         1.8. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

         1.9. Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

         (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law, and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

         (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this
Section 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section 1.9(b) exceed the gross proceeds from the offering received by such Holder.

         (c) Promptly after receipt by an indemnified party under this Section
1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

         (d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         (f) The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

         1.10. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a Permitted Transferee of such securities, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such Permitted Transferee and the securities with respect to which such registration rights are being assigned; (b) upon such transfer, such Permitted Transferee holds at least thirty percent (30%) of the Registrable Securities (on a fully-diluted basis and as adjusted for stock splits or combinations); (c) such Permitted Transferee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (d) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the Permitted Transferee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a Permitted Transferee, the holdings of Permitted Transferees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all Permitted Transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

         1.11. "Market Stand-Off" Agreement. The Purchaser hereby agrees that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the date of the Initial Public Offering or any subsequent public offering, the Purchaser shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to Permitted Transferees in accordance with Section 1.10) any securities of the Company held by it at any time during such period except Common Stock included in the Initial Public Offering or such subsequent public offering; provided, however, that this agreement shall be applicable for a maximum period of one hundred eighty (180) days following the Initial Public Offering and for a maximum period of ninety (90) days following any subsequent public offering of the Company.

         In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Purchaser (and the shares or securities of every other person subject to the foregoing restriction) until the end of the applicable period.

         Notwithstanding the foregoing, the obligations described in this
Section 1.11 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

         1.12. Termination of Registration Rights. Notwithstanding anything to the contrary set forth herein, the covenants set forth in Section 1 and the Company's obligations thereunder shall terminate and be of no further force and effect upon the closing of the first Company-initiated registered public offering of common stock of the Company if all shares of Registrable Securities held by such Holder may immediately be sold under Rule 144 during any 90-day period, or on such date after the closing of the first Company-initiated registered public offering of common stock of the Company as all shares of Registrable Securities held by such Holder may immediately be sold under Rule 144 during any 90-day period.

         2. Miscellaneous.

         2.1. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         2.2. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware.

         2.3. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         2.4. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         2.5. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

         2.6. Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         2.7. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Purchaser; provided that any party hereto may waive any of its rights hereunder without obtaining the consent of any other party hereto. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

         2.8. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         2.9. Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         2.10. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

                  IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

                                 UPROAR INC.




                                 By: /s/ Kenneth D. Cron
                                     ---------------------------------------
                                        Name:     Kenneth D. Cron
                                        Title:    Chairman and CEO
                                        Address:  240 West 35th Street
                                                  9th Floor
                                                  New York, New York  10001





                                 TRANS COSMOS USA INC.



                                 By: /s/ Shozo Okuda
                                     ---------------------------------------
                                       Name:     Shozo Okuda
                                       Title:    Chairman
                                       Address:  777 108th Avenue N.E.
                                                 Suite 2300
                                                 Bellevue, Washington 98004